As filed with the Securities and Exchange Commission on February 2, 2006
Registration No. 333-113429

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amendment No. 10

GREENLITE VENTURES INC.
(Name of small business issuer in its charter)

NEVADA	1000	91-2170874
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

810 Peace Portal Drive, Suite 201
Blaine, WA 98230
Tel: (360) 332-1752
(Address and telephone number of principal executive offices)

Stephen F.X. O’Neill, Esq.
O’NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share, previously issued to investors	1,700,000 Shares	$0.10	$170,000	$20.01

(1)	Total represents 900,000 shares and 800,000 shares issued by Greenlite Ventures Inc. in private placement transactions completed in September, 2004 and September, 2005 respectively.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "SEC"), acting pursuant to said Section 8(a), may determine.

ITEM 27.           EXHIBITS

Exhibit
Number	Description of Exhibits

3.1	Articles of Incorporation.(1)

3.2	Bylaws, as amended.(1)

5.1	Opinion of O’Neill Law Group PLLC.(4)

10.1	Mineral Claim Purchase Agreement between Greenlite Ventures Inc. and Lorrie Ann Archibald dated April 30, 2002.(5)

10.2	Bill of Sale. (2)

15.1	Letter of Sarna & Company, Certified Public Accountants.

23.1	Consent of Sarna & Company, Certified Public Accountants. (7)

23.2	Consent of Paul Reynolds, P.Geo., Consulting Geologist. (7)

23.3	Consent of O’Neill Law Group PLLC.(3)

99.1	Phase II Report on the Magnolia Property of Paul Reynolds, P.Geo, Consulting Geologist, dated December 21, 2005.(6)

Notes:

(1)	Filed as an exhibit to our registration statement on Form SB-2 filed with the SEC on March 9, 2004.
(2)	Filed as an exhibit to Amendment No. 3 to our registration statement on Form SB-2 filed with the SEC on May 9, 2005.
(3)	Filed as an exhibit to Amendment No. 4 to our registration statement on Form SB-2 filed with the SEC on May 27, 2005.
(4)	Filed as an exhibit to Amendment No. 6 to our registration statement on Form SB-2 filed with the SEC on October 11, 2005.
(5)	Filed as an exhibit to Amendment No. 7 to our registration statement on Form SB-2 filed with the SEC on November 29, 2005.
(6)	Filed as an exhibit to Amendment No. 8 to our registration statement on Form SB-2 filed with the SEC on December 23, 2005.
(7)	Filed as an exhibit to Amendment No. 9 to our registration statement on Form SB-2 filed with the SEC on February 1, 2006.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on February 2, 2006.

GREENLITE VENTURES INC.

By:	/s/ John Curtis
JOHN CURTIS
President and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

Signature	Title	Date

Chief Executive Officer,
/s/ John Curtis	President and Director	February 2, 2006
JOHN CURTIS	(Principal Executive Officer)

Chief Financial Officer,
/s/ Douglas King	Secretary, Treasurer	February 2, 2006
DOUGLAS KING	(Principal Accounting Officer)